                      GT GLOBAL VARIABLE INVESTMENT SERIES

                              AMENDED AND RESTATED

                              SUB-ADVISORY CONTRACT

                                     BETWEEN

                              A I M ADVISORS, INC.

                                       AND

                               INVESCO (NY), INC.

         Contract made as of April 1, 1999, between A I M Advisors, Inc., a Delaware corporation ("Adviser"), and INVESCO (NY), INC., a California corporation ("Sub-Adviser").

         WHEREAS Adviser has entered into an Investment Management and Administration Contract with GT Global Variable Investment Series ("Company"), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"), with respect to GT Global Variable New Pacific Fund, GT Global Variable America Fund and GT Global Money Market Fund (each a "Fund" and collectively, the "Funds"), each Fund being a series of the Company's shares of beneficial interest; and

         WHEREAS Adviser previously retained Sub-Adviser as sub-advisor to furnish certain advisory services to the Funds, and Adviser and Sub-Adviser entered into a Sub-Advisory Contract dated December 14, 1998 with respect to the Funds ("Sub-Advisory Contract"); and

WHEREAS Adviser and Sub-Adviser desire to amend and restate the Sub-Advisory Contract to remove GT Global Variable America Fund ("Variable America Fund") and GT Global Variable New Pacific Fund ("New Pacific Fund") from the list of Funds since the sub-advisory responsibilities for New Pacific Fund have been transferred to INVESCO Asia Limited as of April 1, 1999, and since there will be no sub-advisor for Variable America Fund as of April 1, 1999;

         NOW THEREFORE, in consideration of the promises and the mutual covenants herein contained, it is agreed between the parties hereto as follows:

 1. APPOINTMENT. Adviser hereby appoints Sub-Adviser as sub-adviser of the Fund for the period and on the terms set forth in this Contract. Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

 2.  DUTIES AS SUB-ADVISER.

         (a) Subject to the supervision of the Company's Board of Trustees ("Board") and Adviser, the Sub-Adviser will provide a continuous investment program for the Fund, including investment research and management, with respect to all securities and investments and cash equivalents of the Fund. The Sub-Adviser will determine from time to

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time what securities and other investments will be purchased, retained or sold with respect to the Fund, and the brokers and dealers through whom trades will be executed.

         (b) The Sub-Adviser agrees that, in placing orders with brokers, it will attempt to obtain the best net result in terms of price and execution. Consistent with this obligation, the Sub-Adviser may, in its discretion, purchase and sell portfolio securities from and to brokers and dealers who sell shares of the Fund or provide the Fund, Adviser's other clients, or Sub-Adviser's other clients with research, analysis, advice and similar services. The Sub-Adviser may pay to brokers and dealers, in return for such research and analysis, a higher commission or spread than may be charged by other brokers and dealers, subject to the Sub-Adviser's determining in good faith that such commission or spread is reasonable in terms either of the particular transaction or of the overall responsibility of the Adviser and Sub-Adviser to the Fund and its other clients and that the total commissions or spreads paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term. In no instance will portfolio securities be purchased from or sold to the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder and any exemptive orders currently in effect. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Fund and one or more other accounts advised by the Sub-Adviser, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account. The Company recognizes that in some cases this procedure may adversely affect the results attained for the Fund.

         (c) The Sub-Adviser will maintain all books and records with respect to the securities transactions of the Fund, and will furnish the Board and Adviser with such periodic and special reports as the Board or Adviser reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Company are the property of the Company, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Company and which are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Company any records which it maintains for the Company upon request by the Company.

 3. FURTHER DUTIES. In all matters relating to the performance of this Contract, Sub-Adviser will act in conformity with the Agreement and Declaration of Trust, By-Laws and Registration Statement of the Company and with the instructions and directions of the Board and will comply with the requirements of the 1940 Act, the rules thereunder, and all other applicable federal and state laws and regulations.

 4. SERVICES NOT EXCLUSIVE. The services furnished by Sub-Adviser hereunder are not to be deemed exclusive and Sub-Adviser shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of Sub-Adviser, who may also be a Trustee, officer or employee of the Company, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

 5.  EXPENSES.

         (a) During the term of this Contract, the Fund will bear all expenses, not specifically assumed by Sub-Adviser, incurred in its operations and the offering of its shares.

         (b) Expenses borne by the Fund will include but not be limited to the following: (i) all direct charges relating to the purchase and sale of portfolio securities, including the cost (including brokerage commissions, if any) of securities purchased or sold by the Fund and any losses incurred in connection therewith; (ii) fees payable to and expenses incurred on behalf of the Fund by Adviser under this Contract; (iii) investment consulting fees and related costs;
(iv) expenses of organizing the Company and the Fund; (v) expenses of preparing and filing reports and other documents with governmental and regulatory agencies; (vi) filing fees and expenses relating to the registration and qualification of the Fund's shares and the Company under federal and/or state securities laws and maintaining such registrations and qualifications; (vii) costs incurred in connection with the issuance, sale, or repurchase of the Fund's shares of beneficial interest; (viii) fees and salaries payable to the Company's Trustees who are not parties to this Contract or interested persons of any such party ("Independent Trustees"); (ix) all expenses incurred in connection with the Independent Trustees' services, including travel expenses;
(x) taxes (including any income or franchise taxes) and governmental fees; (xi) costs of any liability, uncollectible items of deposit and other insurance and fidelity bonds; (xii) any costs, expenses or losses arising out of a liability of or claim for damages or other relief asserted against the Company or the Fund for violation of any law; (xiii) interest charges; (xiv) legal, accounting and auditing expenses, including legal fees of special counsel for the Independent Trustees; (xv) charges of custodians, transfer agents, pricing agents and other agents; (xvi) expenses of disbursing dividends and distributions; (xvii) costs of preparing share certificates; (xviii) expenses of setting in type, printing and mailing prospectuses and supplements thereto, statements of additional information and supplements thereto, reports and proxy materials for existing shareholders; (xix) any extraordinary expenses (including fees and disbursements of counsel, costs of actions, suits or proceedings to which the Company is a party and the expenses the Company may incur as a result of its legal obligation to provide indemnification to its officers, Trustees, employees and agents) incurred by the Company or the Fund; (xx) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; (xxi) costs of mailing and tabulating proxies and costs of meetings of shareholders, the Board and any committees thereof; (xxii) the cost of investment company literature and other publications provided by the Company to its Trustees and officers; and (xxiii) costs of mailing, stationery and communications equipment.

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         (c) All general expenses of the Company and joint expenses of the Fund shall be allocated among the Fund on a basis deemed fair and equitable by Sub-Adviser, subject to Adviser's and the Board's supervision.

         (d) The payment or assumption by Sub-Adviser of any expense of the Company or the Fund that Sub-Adviser is not required by this Contract to pay or assume shall not obligate Sub-Adviser to pay or assume the same or any similar expense of the Company or the Fund on any subsequent occasion.

 6.  COMPENSATION.

         (a) For the services provided to the Fund under this Contract, Adviser will pay Sub-Adviser an annual fee, payable monthly, based upon the average daily net assets of the Fund as set forth in Appendix A hereto.

         (b) For the services provided under this Contract to the Fund as hereafter may be established, Adviser will pay to Sub-Adviser a fee in an amount to be agreed upon in a written Appendix to this Contract executed by Adviser and by Sub-Adviser.

         (c) The fee shall be computed daily and paid monthly to Sub-Adviser on or before the last business day of the next succeeding calendar month.

         (d) If this Contract becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

 7. LIMITATION OF LIABILITY OF SUB-ADVISER AND INDEMNIFICATION. Sub-Adviser shall not be liable for any costs or liabilities arising from any error of judgment or mistake of law or any loss suffered by the Fund or the Company in connection with the matters to which this Contract relates except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Sub-Adviser in the performance by Sub-Adviser of its duties or from reckless disregard by Sub-Adviser of its obligations and duties under this Contract. Any person, even though also an officer, partner, employee, or agent of Sub-Adviser, who may be or become a Trustee, officer, employee or agent of the Company, shall be deemed, when rendering services to the Fund or the Company or acting with respect to any business of the Fund or the Company to be rendering such service to or acting solely for the Fund or the Company and not as an officer, partner, employee, or agent or one under the control or direction of Sub-Adviser even though paid by it.

 8.  DURATION AND TERMINATION.

         (a) This Contract shall become effective upon the date hereabove written, provided that this Contract shall not take effect with respect to the Fund unless it has first

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been approved (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and
(ii) by vote of a majority of the Fund's outstanding voting securities, when required by the 1940 Act.

         (b) Unless sooner terminated as provided herein, this Contract shall continue in effect for two years from the above written date. Thereafter, if not terminated, with respect to the Fund, this Contract shall continue automatically for successive periods not to exceed twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Fund.

         (c) Notwithstanding the foregoing, with respect to the Fund this Contract may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Fund on sixty days' written notice to Sub-Adviser or by Sub-Adviser at any time, without the payment of any penalty, on sixty days' written notice to the Company. This Contract will automatically terminate in the event of its assignment.

 9. AMENDMENT. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Contract shall be effective until approved by vote of a majority of the Fund's outstanding voting securities, when required by the 1940 Act.

 10. GOVERNING LAW. This Contract shall be construed in accordance with the laws of the State of Delaware (without regard to Delaware conflict or choice of law provisions) and the 1940 Act. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

 11. MISCELLANEOUS. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "majority of the outstanding voting securities," "interested person," "assignment," "broker," "dealer," "investment adviser," "national securities exchange," "net assets," "prospectus," "sale," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this Contract is made less restrictive by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.

                                                   A I M ADVISORS, INC.

Attest: /s/ Illegible                              By:    /s/ Robert H. Graham
        _____________________                             ____________________
                                                   Name:  Robert H. Graham
                                                   Title: President

                                                   INVESCO (NY), INC.

Attest: /s/ Illegible                              By:    /s/ Luis Aguola
        _____________________                             ____________________
                                                   Name:  Luis Aguola
                                                   Title: Vice President

                                   APPENDIX A

                                       TO

                      GT GLOBAL VARIABLE INVESTMENT SERIES

                              AMENDED AND RESTATED

                              SUB-ADVISORY CONTRACT

                                     BETWEEN

                              A I M ADVISORS, INC.

                                       AND

                               INVESCO (NY), INC.

         The Adviser shall pay the Sub-Adviser, as full compensation for all services rendered and all facilities furnished hereunder, a fee related to the Fund set forth below. Such fee shall be calculated by applying the following annual rate to the average daily net assets of the Fund for the calendar year computed in the manner used for the determination of the net asset value of Shares of the Fund.

                           GT GLOBAL MONEY MARKET FUND

                                   ANNUAL RATE
                              0.20% of net assets



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